UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020 (February 26, 2020)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

On February 26, 2020, the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”), following the recommendation of its Nominating and Corporate Governance Committee (the “N&CG Committee”), accepted the resignation of Paul R. Schimmel, Ph.D., from the Board, effective at the end of his current term, which will be at the 2020 annual meeting of stockholders to be held on May 6, 2020. Dr. Schimmel’s resignation was not caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following his retirement from the Board, Dr. Schimmel will continue to serve as a member of the Company’s Scientific Advisory Board.

In addition, on February 26, 2020, following the recommendation of the N&CG Committee, the Board expanded the size of the Board from eleven to twelve members and elected Olivier Brandicourt, M.D. to fill the newly created vacancy, in each case effective as of March 2, 2020. Dr. Brandicourt will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2021. The Board also approved, at the recommendation of the N&CG Committee, a reduction in the size of the Board from twelve to eleven members effective upon Dr. Schimmel’s resignation.

Dr. Brandicourt was formerly the Chief Executive Officer of Sanofi Genzyme, including in early 2019 when the Company and Sanofi Genzyme amended their collaboration. A description of the amended terms of the collaboration is set forth under the heading “Strategic Alliances” in Part I, Item 1, “Business,” on page 15 and Note 4, Collaboration Agreements, to the Company’s consolidated financial statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 13, 2020, which description is incorporated herein by reference.

As a non-employee director, Dr. Brandicourt will receive an annual cash fee of $55,000. In addition, in connection with his election to the Board, on March 2, 2020, Dr. Brandicourt will receive a stock option to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to $600,000.00 (rounded to the nearest share) using the Company’s then current Black-Scholes valuation model, vesting ratably in three annual installments beginning on the one-year anniversary of the grant date. Beginning in 2021, he will be eligible to receive an annual stock option award, in an amount determined by the Compensation Committee (currently such number of shares of the Company’s common stock with an aggregate grant date fair value equal to $400,000.00 (rounded to the nearest share) using the Company’s then current Black-Scholes valuation model per the Company’s compensation policy for non-employee directors), vesting in full on the one-year anniversary of the grant date. The exercise price of these stock option awards will be the fair market value of the Company’s common stock on the respective dates of grant. The Company will also reimburse Dr. Brandicourt for reasonable travel and other related expenses incurred in connection with his service on the Board.

In addition, Dr. Brandicourt will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: February 27, 2020	By:	/s/ Laurie B. Keating
Laurie B. Keating Executive Vice President, Chief Legal Officer and Secretary